BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Certified Copy

12/30/2019 12:46:26 PM

Work Order Number: W2019123001640
Reference Number: 20190384130
Through Date: 12/30/2019 12:46:26 PM
Corporate Name: BIGFOOT PROJECT INVESTMENTS INC.

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number	Description	Number of Pages
20190384110	Certificate of Designation	9

Respectfully,

BARBARA K. CEGAVSKE
Nevada Secretary of State

Certified By: Rhonda Tuin
Certificate Number: B20191230474146
You may verify this certificate online at http://www.nvsos.gov

DocuSign Envelope ID: 23771153-1443-4770-A784-FCC44101D2EC

Filed in the Office of	Business Number E0640692011-2
Barbara K. Cegavske	Filing Number 20190384110
Secretary of State State Of Nevada	Filed On 12/30/2019 11:58:00 AM
	Number of Pages 9

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☒ Certificate of Designation

☐ Certificate of Amendment to Designation - Before Issuance of Class or Series

☐ Certificate of Amendment to Designation - After Issuance of Class or Series

☐ Certificate of Withdrawal of Certificate of Designation

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: BIGFOOT PROJECT INVESTMENTS INC Entity or Nevada Business Identification Number (NVID): NV20111736454
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing: SERIES F AND SERIES T PREFERRED
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing:
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued.
	☐ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6. Resolution: Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.* In accordance with the provisions of Article IV, Section 4B of the Corporation's Amended and Restated Articles of Incorporation...
7. Withdrawal:	Designation being Withdrawn: Date of Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *
8. Signature: (Required)	DocuSigned by: X Joseph Collura B4714B3A842E42B... Signature of Officer Date: 12-27-19

* Attach additional page(s) if necessary

This form must be accompanied by appropriate fees.

CERTIFICATE of DESIGNATION
of
SERIES A CONVERTIBLE PREFERRED STOCK
of
BIGFOOT PROJECT INVESTMENTS, INC.

In accordance with the provisions of Article IV, Section 4B of the Corporation's Amended and Restated Articles of Incorporation, the Corporation hereby designates the previously authorized class of the Corporation's authorized Preferred Stock, $0.001 par value per share (the "Preferred Stock"), to be issued pursuant to this Addendum and resolutions of the Board of Directors and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges and restrictions thereof as follows:

1. DESIGNATION AND AMOUNT.

The designation of this Class, which consists of the following:

Preferred Series A Super Voting Convertible - 22,500,000 shares 0.001 par value
Preferred Series F Convertible - 40,000,000 shares 0.001 par value
Preferred Series T Convertible - 37,500,000 shares 0.001 par value
The date on which a Preferred Share is issued and sold by the Corporation is referred to herein as the "Issue Date". The individual or entity in whose name a Preferred Share is registered on the books of the Corporation is referred to herein as a "Holder" and together with each other Holder, as the "Holders".

2. DIVIDENDS.

The Series A, F and T Convertible Preferred Stock will bear dividends, payable in cash or common stock, as the Board of Directors shall determine.

3. PRIORITY.

In the event of (i) any liquidation, dissolution or winding up of the affairs of the Corporation, either voluntarily or involuntarily, (ii) the commencement of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceeding relating to the Corporation or its assets or (iii) any assignment for the benefit of creditors or any marshalling of the material assets or material liabilities of the Corporation (each, a "Liquidation Event"), the Holders shall be entitled to receive, in preference to the payment of the liquidation preference of any other shares of Preferred Stock issued by the Corporation or of any other securities of the Corporation and prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock or any other stock of the Corporation having rights or preferences as to a distribution upon a Liquidation Event junior to the rights or preferences of each Series (A,T, and F) of Convertible Preferred Stock ("Junior Securities"), in cash an amount per share of each Series Convertible Preferred Stock equal to the Stated Value for such share, plus any amounts owed to the

Holder thereof by the Corporation and not yet paid (collectively, the "Liquidation Preference") (which amount shall be adjusted appropriately in the event the outstanding shares of Series A Convertible Preferred Stock shall be subdivided, combined or consolidated, by any capital reorganization, reclassification or otherwise into a greater or lesser number of shares of Series A Convertible Preferred Stock). If upon the occurrence of a Liquidation Event, the assets and funds available for distribution to the Holders are insufficient to permit the payment to such holders of the full amount of the Liquidation Preference, then the assets and funds available for payment of the Liquidation Preference shall be distributed in proportion to the ratio that the preferential amount payable on each such share (which shall be the Liquidation Preference in the case of a Preferred Share) bears to the aggregate preferential amount payable on all such shares.

For purposes of this Section 3, a Liquidation Event shall (at the option of each Holder with respect to such Holder's Preferred Shares, upon written notice delivered to the Corporation) be deemed to be occasioned by, and to include, but not be limited to (i) the Corporation's sale of all or substantially all of its assets coupled with a distribution of any of the proceeds of such sale to any holders of Junior Stock, or (ii) the acquisition of this Corporation by another entity by means of merger or consolidation resulting in the exchange of outstanding shares of this Corporation for securities or consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary; provided, however, that a reorganization, merger or consolidation involving only a change in the state of incorporation of the Corporation shall not be deemed a Liquidation Event.

4. CONVERSION.

(a) Right to Convert. The Holder shall have the right to convert, at any time after the date hereof, (which is referred to herein as the "Initial Conversion Date"), each Convertible Preferred A Shares held by such Holder into twenty four (24) shares of Common Stock, $.001 par value ("Conversion Shares") in accordance with the terms hereof (a "Conversion").

(b) Right to Convert. The Holder shall have the right to convert, at any time after the date hereof, (which is referred to herein as the "Initial Conversion Date"), each Convertible Preferred F Shares held by such Holder into three (3) shares of Common Stock, $.001 par value ("Conversion Shares") in accordance with the terms herof (a "Conversion").

(c) Right to Convert. The Holder shall have the right to convert, at any time after the date hereof, (which is referred to herein as the "Initial Conversion Date"), each Convertible Preferred T Shares held by such Holder into three (3) shares of Common Stock, $.001 par value ("Conversion Shares") in accordance with the terms herof (a "Conversion").

(b) Conversion Notice. In order to convert any Preferred Series Shares, a Holder shall send by courier, email or facsimile transmission, at any time prior to 11:59 p.m., Los Angeles time, on the date on which such Holder wishes to effect such Conversion (the "Conversion Date"), (i) a notice of conversion (a "Conversion Notice"), in substantially the form of Exhibit A hereto, to the Corporation (which shall promptly forward such Conversion Notice to the Corporation's transfer

agent for the Common Stock (the "Transfer Agent")) stating the number of Preferred Shares to be converted, the applicable number of shares of Common Stock issuable upon such Conversion and (ii) a copy of the certificate or certificates representing the Preferred Shares being converted. The Holder shall thereafter send the original of the Conversion Notice and of such certificate or certificates to the Corporation. The Corporation shall issue a new certificate for Preferred Shares in the event that less than all of the Preferred Shares represented by a certificate delivered to the Corporation in connection with a Conversion are converted. Except as otherwise provided herein, upon delivery of a Conversion Notice by a Holder in accordance with the terms hereof, such Holder shall, as of the applicable Conversion Date, be deemed for all purposes to be the record owner of the Common Stock to which such Conversion Notice relates. In the case of a dispute between the Corporation and a Holder as to the number of Conversion Shares issuable upon a Conversion, the Corporation shall promptly issue to such Holder the number of Conversion Shares that are not disputed and shall submit the disputed calculations to its independent accountant within one (1) Business Day of receipt of such Holder's Conversion Notice. The Corporation shall cause such accountant to calculate the number of Conversion Shares as provided herein and to notify the Corporation and such Holder of the results in writing no later than two (2) Business Days following the day on which it received the disputed calculations. Such accountant's calculation shall be deemed conclusive absent manifest error. The fees of any such accountant shall be borne by the party whose calculations were most at variance with those of such accountant.

(c) Delivery of Common Stock Upon Conversion. Upon receipt of a Conversion Notice from a Holder pursuant to paragraph 4(b) above, the Corporation shall instruct the Transfer Agent to deliver to such Holder, no later than the close of business on the later to occur of (i) the third (3rd) Business Day following the Conversion Date set forth in such Conversion Notice and (ii) the Business Day following the day on which such Holder delivers to the Corporation the certificates representing the Preferred Shares being converted (the "Delivery Date"), the number of Conversion Shares as shall be determined as provided herein. The Corporation shall instruct the Transfer Agent to effect delivery of Conversion Shares to a Holder by, as long as the Transfer Agent participates in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program ("FAST"), crediting the account of such Holder or its nominee at DTC with the number of Conversion Shares required to be delivered, no later than the close of business on such Delivery Date. In the event that Transfer Agent is not a participant in FAST or if a Holder so specifies in a Conversion Notice or otherwise in writing, the Corporation shall instruct the Transfer Agent to effect delivery of Conversion Shares by delivering to the Holder or its nominee physical certificates representing such Conversion Shares, no later than the close of business on such Delivery Date. If any Conversion would create a fractional Conversion Share, such fractional Conversion Share shall be disregarded and the number of Conversion Shares issuable upon such Conversion, in the aggregate, shall be the next higher number of Conversion Shares. Conversion Shares delivered to the Holder shall not contain any restrictive legend as long as (A) the sale or transfer of such Conversion Shares is covered by an effective Registration Statement, or (B) such Conversion Shares can be sold pursuant to Rule 144 ("Rule 144") under the Securities Act of 1933, as amended ("Securities Act") .

(d) Failure to Deliver Conversion Shares.

(i) In the event that the Corporation or the Transfer Agent fails for any reason to deliver to a Holder certificates representing the number of Conversion Shares specified in the applicable Conversion Notice on or before the Delivery Date therefor (a "Conversion Default"), and such failure continues for three (3) Business Days following the Delivery Date, the Corporation shall pay to such Holder payments ("Conversion Default Payments") in the amount of (i) (N/365) multiplied by (ii) the aggregate Liquidation Preference of the Preferred Shares represented by the Conversion Shares which remain the subject of such Conversion Default multiplied by (iii) the lower of twenty-four percent (24%) and the maximum rate permitted by applicable law (the "Default Interest Rate"), where "N" equals the number of days elapsed between the original Delivery Date for such Conversion Shares and the earlier to occur of (A) the date on which all of the certificates representing such Conversion Shares are issued and delivered to such Holder, (B) the date on which such Preferred Shares are redeemed pursuant to the terms hereof and (C) the date on which a Withdrawal Notice (as defined below) is delivered to the Corporation. Amounts payable under this subparagraph (f) shall be paid to the Holder in immediately available funds on or before the fifth (5th) Business Day of the calendar month immediately following the calendar month in which such amounts have accrued.

(ii) In addition to any other remedies provided herein, each Holder shall have the right to pursue actual damages against the Corporation for the failure by the Corporation or the Transfer Agent to issue and deliver Conversion Shares on the applicable Delivery Date (including, without limitation, damages relating to any purchase of shares of Common Stock by such Holder to make delivery on a sale effected in anticipation of receiving Conversion Shares upon Conversion, such damages to be in an amount equal to (A) the aggregate amount paid by such Holder for the shares of Common Stock so purchased minus (B) the aggregate market value applicable to such Conversion Shares) and such Holder shall have the right to pursue all remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).

5. ADJUSTMENTS TO CONVERSION PRICE.

(a) Adjustment Due to Merger, Consolidation, Etc. If, prior to the Conversion of all of the Preferred Shares, there shall be any merger, consolidation, business combination, tender offer, exchange of shares, recapitalization, reorganization, redemption or other similar event, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Corporation or another entity (an "Exchange Transaction"), then such Holder shall (A) upon the closing of such Exchange Transaction, have the right to receive, with respect to any shares of Common Stock then held by such Holder, or which such Holder is then entitled to receive pursuant to a Conversion Notice previously delivered by such Holder, (and without regard to whether such shares contain a restrictive legend or are freely-tradeable) the same amount and type of consideration (including without limitation, stock, securities and/or other assets) and on the same terms as a holder of shares of Common Stock would be entitled to receive in connection with such Exchange Transaction (the "Exchange Consideration"), and (B) upon the Conversion of Preferred Shares occurring subsequent

to the closing of such Exchange Transaction, have the right to receive the Exchange Consideration which such Holder would have been entitled to receive in connection with such Exchange Transaction had such shares been converted immediately prior to such Exchange Transaction, and in any such case appropriate provisions shall be made with respect to the rights and interests of such Holder to the end that the provisions hereof (including, without limitation, provisions for the adjustment of the Conversion Price and of the number of shares issuable upon a Conversion) shall thereafter be applicable as nearly as may be practicable in relation to any securities thereafter deliverable upon the Conversion of such Preferred Shares. The Corporation shall not effect any Exchange Transaction unless (i) it first gives to each Holder twenty (20) days prior written notice of such Exchange Transaction (an "Exchange Notice"), and makes a public announcement of such event at the same time that it gives such notice and (ii) the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligations of the Corporation hereunder, including the terms of this subparagraph 6(c), and any other agreement relating to the rights of Holders.

(b) Adjustment Pursuant to Other Agreements. In addition to and without limiting in any way the adjustments provided in this Section 5, the Conversion Shares shall be adjusted as may be required by the provisions of any other agreement between the Corporation and the Holders.

(c) No Fractional Shares. If any adjustment under this Section would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon Conversion shall be the next higher number of shares or, at the option of the Corporation, shall be paid in cash in an amount calculated by multiplying the amount of the fractional share times the Closing Bid Price used to calculate the Conversion Price for such Conversion.

6. MANDATORY REDEMPTION BY HOLDER.

(a) Mandatory Redemption. In the event that a Mandatory Redemption Event (as defined below) occurs, each Holder shall have the right to have all or any portion of the Preferred Shares held by such Holder redeemed by the Corporation (a "Mandatory Redemption") at the Mandatory Redemption Price (as defined herein) in same day funds. In order to exercise its right to effect a Mandatory Redemption, a Holder must deliver a written notice (a "Mandatory Redemption Notice") to the Corporation at any time on or before the Business Day following the day on which such event is no longer continuing.

(b) Mandatory Redemption Event. Each of the following events shall be deemed a "Mandatory Redemption Event":

(i) the Corporation fails for any reason (including without limitation as a result of not having a sufficient number of shares of Common Stock authorized and reserved for issuance, or as a result of the limitation contained in Section 5(a) hereof), due to voluntary action undertaken by the Corporation or a failure by the Corporation to take action, to issue shares of Common Stock to a Holder and deliver certificates representing such shares to such Holder as and when required by the provisions hereof upon Conversion of any Preferred Shares, and such failure continues for ten (10)

Business Days;

(ii) the Corporation breaches, in a material respect, due to voluntary action undertaken by the Corporation or a failure by the Corporation to take action, any covenant or other material term or condition of this Certificate, or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby, and such breach continues for a period of five (5) Business Days after written notice thereof to the Corporation from a Holder;

(iii) any material representation or warranty made by the Corporation in any agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby or thereby is inaccurate or misleading in any material respect as of the date such representation or warranty was made due to voluntary action undertaken by the Corporation or a failure by the Corporation to take action;

(c) Mandatory Redemption Price. The "Mandatory Redemption Price" shall be equal to the Liquidation Preference of the Preferred Shares being redeemed multiplied by one hundred and twenty five percent (125%).

(d) Payment of Mandatory Redemption Price.

(i) The Corporation shall pay the Mandatory Redemption Price to the Holder exercising its right to redemption on the later to occur of (i) the fifth (5th) Business Day following the Mandatory Redemption Date and (ii) the date on which the Preferred Shares being redeemed are delivered by the Purchaser to the Corporation for cancellation.

(ii) If Corporation fails to pay the Mandatory Redemption Price to the Holder within five (5) Business Days of the Mandatory Redemption Date, the Holder shall be entitled to interest thereon, from and after the Mandatory Redemption Date until the Mandatory Redemption Price has been paid in full, at an annual rate equal to the Default Interest Rate.

7. MISCELLANEOUS.

(a) Transfer of Preferred Shares. A Holder may sell or transfer all or any portion of the Preferred Shares to any person or entity as long as such sale or transfer is the subject of an effective registration statement under the Securities Act or is exempt from registration thereunder. From and after the date of such sale or transfer,the transferee thereof shall be deemed to be a Holder. Upon any such sale or transfer, the Corporation shall, promptly following the return of the certificate or certificates representing the Preferred Shares that are the subject of such sale or transfer, issue and deliver to such transferee a new certificate in the name of such transferee.

(b) Notices. Except as otherwise provided herein, any notice, demand or request required or permitted to be given pursuant to the terms hereof, the form or delivery of which notice, demand or request is not otherwise specified herein, shall be in writing and shall be deemed given (i) when

delivered personally or by verifiable email transmission on or before 5:00 p.m., Pacific time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the third Business Day after deposit in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed to the parties as follows:

If to the Corporation: Bigfoot Project Investments Inc., 570 El Camino Real #150, Redwood City, CA 94063 and to: c/o Kagel Law, 1801 Century Park East, Suite 1201, Los Angeles, CA 90067 and if to any Holder, to such address for such Holder as shall be designated by such Holder in writing to the Corporation.

(c) Lost or Stolen Certificate. Upon receipt by the Corporation of evidence of the loss, theft, destruction or mutilation of a certificate representing Preferred Shares, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Corporation, and upon surrender and cancellation of such certificate if mutilated, the Corporation shall execute and deliver to the Holder a new certificate identical in all respects to the original certificate.

(d) Voting Rights. The Holders of the Preferred Shares shall have the same voting rights with respect to the business, management or affairs of the Corporation as if each of the Preferred Shares were converted to twenty-four (24) Conversion Shares on the record date.

(e) Remedies, Characterization, Other Obligations, Breaches and Injunctive Relief. The remedies provided to a Holder in this Certificate of Designation shall be cumulative and in addition to all other remedies available to such Holder under this Certificate of Designation at law or in equity (including without limitation a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing contained herein shall limit such Holder's right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Designation. The Corporation agrees with each Holder that there shall be no characterization concerning this instrument other than as specifically provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder hereof and shall not, except as expressly provided herein, be subject to any other obligation of the Corporation (or the performance thereof). The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Corporation agrees, in the event of any such breach or threatened breach, each Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(f) Failure or Delay not Waiver. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

EXHIBIT A

NOTICE OF CONVERSION

The undersigned hereby elects to convert shares of Series A Convertible Preferred Stock (the "Preferred Stock"), represented by stock certificate No(s). ________(the "Preferred Stock Certificates"), into shares of common stock ("Common Stock") of Bigfoot Project Investments, Inc.according to the terms and conditions of the Articles of Incorporation and Certificate of Designation thereto relating to the Series A Convertible Preferred Stock (the "Articles"), as of the date written below. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Articles.

Date of Conversion:

Number of Shares of Series A Convertible Preferred Stock to be Converted:

Number of Shares of Common Stock to be Issued:

Name of Holder:

Address:

Signature:

Name:

Title:

Holder Requests Delivery to be made: (check one)

______ By Delivery of Physical Certificates to the Above Address

______ Through Depository Trust Corporation (Account)